Exhibit 99.1
TRIDENT MICROSYSTEMS REPORTS RESULTS FOR
SECOND QUARTER ENDED JUNE 30, 2010
SUNNYVALE, Calif., July 29, 2010 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the connected home, today announced results for its second quarter ended June 30, 2010. The second quarter included the full benefit of the TV and Set-Top Box product lines acquired from NXP in February 2010.
For the quarter, the company reported net revenues of $171.6 million, which compares with $90.4 million in the prior sequential quarter and $14.9 million in the quarter ended June 30, 2009. On a generally accepted accounting principles (“GAAP”) basis, the company reported a net loss for the quarter of $49 million, or $0.28 per share. The net loss for the second quarter of 2010 compares with a net loss of $7.6 million, or $0.06 per share in the prior sequential quarter and a net loss of $21.1 million, or $0.32 per share, in the quarter ended June 30, 2009.
Non-GAAP Results
Non-GAAP net loss for the quarter was $14.8 million, or $0.09 per share, which compares with a non-GAAP net loss of $25.8 million, or $0.20 per share, in the prior sequential quarter and a non-GAAP net loss of $15.7 million, or $0.24 per share, in the quarter ended June 30, 2009. A detailed reconciliation between GAAP and non-GAAP net loss is provided in a table following the non-GAAP consolidated statements of operations.
Sylvia Summers, Trident’s chief executive officer, said, “For the second consecutive quarter, Trident exceeded expectations for revenues and gross margins, driving a substantially lower operating loss in the first full quarter since the acquisition of NXP’s Set-Top Box and TV product lines. Our integration activities are on track. Despite supply constraints that are limiting our ability to meet strong upside demand in TV, we remain committed to our goal of achieving non-GAAP operating breakeven by year-end. We expect in the second half of 2010 to begin production of our industry-leading Apollo 45nm Set-Top Box SOC, a product that we believe will be a platform for significant growth in 2011. In addition, we currently are demonstrating to customers our new fully integrated SOC for the value range of the DTV market and will know more about potential design wins in this segment over the next several months.”
Outlook
For the quarter ending Sept. 30, 2010, Trident is providing the following outlook. The company’s outlook for any period is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.

•	Quarter ending Sept. 30, 2010:
-	Net revenues are expected to be in the range of $170 million to $180 million.

-	Non-GAAP gross margins are expected to be in the range of 32% to 34%.

-	Non-GAAP operating expenses are expected to be in the range of $59 million to $62 million, with research and development expenses in the range of $42 million to $44 million and selling, general and administrative expenses of approximately $17 million to $18 million.

-	Non-GAAP operating loss is expected to be in the range of $2 million to $6 million.

-	Provision for income taxes is expected to be approximately $1 million.

-	Adjustments to GAAP net income are expected to be in the range of $25 million to $30 million, including restructuring charges in the range of $7 million to $9 million. These charges are not included in the guidance for non-GAAP operating loss.

-	Cash as of the end of the quarter is expected to be in the range of $85 million to $95 million.
Investor Conference Call

Date: Thursday, July 29, 2010
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Domestic Dial-In: 800-798-2884
International Dial-In: 617-614-6207
Passcode: 39471759
A replay of the conference call will be available for two weeks, beginning on July 29, 2010 and will be accessible by calling 888-286-8010 (domestic) or +1-617-801-6888 (international) using access code 59351339. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net loss that is GAAP net loss adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net loss is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net loss by adjusting GAAP net loss for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, legal settlements, restructuring charges, expenses related to software license fees adjustment, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table following non-GAAP Consolidated Statements of Operations.

Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the third quarter of fiscal year 2010, expected restructuring activity, and our ability to breakeven by the end of 2010. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to realize the benefits from our acquisition of product lines from NXP, our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, the availability of wafers from our suppliers, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the uncertain global macroeconomic environment, the increasingly competitive DTV market and our ability to retain key employees. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, is a leading force in the digital home entertainment market, delivering an extensive range of innovative multimedia semiconductor solutions for digital televisions and set-top boxes — at the heart of today’s digital home. Trident has been making bold moves to expand its market, deepen and more fully leverage its Intellectual Property (IP) portfolio, and drive the evolution of the “connected home.” Its acquisition of NXP Semiconductors’ set-top box and television product lines in 2010 establishes Trident as one of the top three semiconductor providers to both the TV and set-top box markets. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
TRID-IR
For More Information

John Swenson
Director, Corporate Finance & Investor Relations
Tel: 408-962-8252
Email: john.swenson@tridentmicro.com
Web site: http://www.tridentmicro.com

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2010	2010	2009	2010	2009

Net revenues	$171,648	$90,404	$14,912	$262,052	$21,764

Cost of revenues	138,722	76,618	10,290	215,340	16,681

Gross profit	32,926	13,786	4,622	46,712	5,083
% of net revenues	19.2%	15.2%	31.0%	17.8%	23.4%

Research and development expenses	49,866	37,215	15,802	87,081	27,236
% of net revenues	29.1%	41.2%	106.0%	33.2%	125.1%

Selling, general and administrative expenses	22,311	20,136	7,421	42,447	11,047
% of net revenues	13.0%	22.3%	49.8%	16.2%	50.8%
In-process research and development	0	0	697	0	697
% of net revenues	0.0%	0.0%	4.7%	0.0%	3.2%
Goodwill impairment	7,851	0	0	7,851	1,432
% of net revenues	4.6%	0.0%	0.0%	3.0%	6.6%
Restructuring charges	4,470	8,395	8	12,865	49
% of net revenues	2.6%	9.3%	0.1%	4.9%	0.2%

Operating loss	(51,572)	(51,960)	(19,306)	(103,532)	(35,378)
% of net revenues	(30.0)%	(57.5)%	(129.5)%	(39.5)%	(162.6)%
Gain (loss) on investment	0	(209)	12	(209)	19
Gain on acquisition (a)	0	44,784	0	44,784	0
Interest and other income (expense), net	287	527	(818)	814	462

Loss before income taxes	(51,285)	(6,858)	(20,112)	(58,143)	(34,897)
% of net revenues	(29.9)%	(7.6)%	(134.9)%	(22.2)%	(160.3)%
Provision for (benefit from) income taxes	(2,255)	726	963	(1,529)	2,782
% of net revenues	(1.3)%	0.8%	6.5%	(0.6)%	12.8%

Net loss	$(49,030)	$(7,584)	$(21,075)	$(56,614)	$(37,679)

% of net revenues	(28.6)%	(8.4)%	(141.3)%	(21.6)%	(173.1)%

Basic and diluted net loss per share	$(0.28)	$(0.06)	$(0.32)	$(0.37)	$(0.59)
Shares used in basic and diluted per share computation	174,018	129,969	65,565	152,059	63,708

(a)	See “Reconciliation of GAAP to Non-GAAP Financial Measures” footnote 8.

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2010	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$96,915	$129,983	$147,995
Accounts receivable, net	97,813	32,415	4,582
Accounts receivable from related parties	8,488	52,620	—
Inventories	32,475	26,631	14,536
Note receivable from related party	7,476	10,126	—
Prepaid expenses and other current assets	27,159	33,463	13,962

Total current assets	270,326	285,238	181,075
Property and equipment, net	33,544	36,014	26,168
Goodwill	0	7,851	7,851
Intangible assets, net	107,183	127,180	5,635
Long-term note receivable from related party	20,882	20,348	—
Other assets	19,180	15,722	7,764

Total assets	$451,115	$492,353	$228,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$20,242	$20,278	$18,883
Accounts payable to related parties	38,362	34,887	2,401
Accrued expenses and other current liabilities	71,235	66,852	27,068
Income taxes payable	2,532	4,372	1,696

Total current liabilities	132,371	126,389	50,048
Long-term income taxes payable	22,265	21,597	22,262
Deferred income tax liabilities	94	94	94
Other long-term liabilities	3,768	4,870	—

Total liabilities	158,498	152,950	72,404

Stockholders’ equity
Preferred stock	—	—	—
Common stock	176	175	71
Additional paid-in capital	430,864	428,621	237,827
Accumulated deficit	(138,423)	(89,393)	(81,809)

Total stockholders’ equity	292,617	339,403	156,089

Total liabilities and stockholders’ equity	$451,115	$492,353	$228,493

TRIDENT MICROSYSTEMS, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2010	2010	2009	2010	2009

Net revenues	$171,648	$90,404	$14,912	$262,052	$21,764

Cost of revenues	120,801	65,068	9,354	185,869	14,972

Gross profit	50,847	25,336	5,558	76,183	6,792
% of net revenues	29.6%	28.0%	37.3%	29.1%	31.2%

Research and development expenses	48,140	35,850	12,886	83,990	23,268
% of net revenues	28.0%	39.7%	86.4%	32.1%	106.9%

Selling, general and administrative expenses	18,411	15,117	5,865	33,528	11,172
% of net revenues	10.7%	16.7%	39.3%	12.8%	51.3%

In-process research and development	—	—	697	—	697
% of net revenues	—	—	4.7%	—	3.2%

Operating loss	(15,704)	(25,631)	(13,890)	(41,335)	(28,345)
% of net revenues	(9.1)%	(28.4)%	(93.1)%	(15.8)%	(130.2)%
Interest and other income (expense), net	(1,387)	527	(818)	(860)	462

Loss before income taxes	(17,091)	(25,104)	(14,708)	(42,195)	(27,883)
% of net revenues	(10.0)%	(27.8)%	(98.6)%	(16.1)%	(128.1)%
Provision for income taxes	(2,255)	726	963	(1,529)	2,782
% of net revenues	(1.3)%	0.8%	6.5%	(0.6)%	12.8%

Net loss	$(14,836)	$(25,830)	$(15,671)	$(40,666)	$(30,665)

	(8.6)%	(28.6)%	(105.1)%	(15.5)%	(140.9)%

Basic and diluted net loss per share	$(0.09)	$(0.20)	$(0.24)	$(0.27)	$(0.48)
Shares used in basic and diluted per share computation	174,018	129,969	65,565	152,059	63,708

TRIDENT MICROSYSTEMS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2010	2010	2009	2010	2009

GAAP gross profit	$32,926	$13,786	$4,622	$46,712	$5,083
Amortization of acquisition-related intangible assets (1)	16,972	10,216	787	27,188	1,415
Stock-based compensation expense (2)	86	104	149	190	294
Impairment of intangible assets other than goodwill (3)	863	1,230	—	2,093	—

Non-GAAP gross profit	$50,847	$25,336	$5,558	$76,183	$6,792

GAAP Research and development expenses	$49,866	$37,215	$15,802	$87,081	$27,236
Amortization of acquisition-related intangible assets (1)	824	485	—	1,309	—
Stock-based compensation expense (2)	902	880	1,710	1,782	3,050
Impairment of intangible assets other than goodwill (3)	—	—	1,706	—	1,706
Software license fees (4)	—	—	(500)	—	(788)

Non-GAAP Research and development expenses	$48,140	$35,850	$12,886	$83,990	$23,268

GAAP Selling, general and administrative expenses	$22,311	$20,136	$7,421	$42,447	$11,047
Amortization of acquisition-related intangible assets (1)	1,339	755	51	2,094	127
Stock-based compensation expense (2)	1,246	(320)	1,401	926	2,719
Stock options related professional fees (5)	525	226	104	751	(2,971)
Acquisition-related expenses (6)	790	4,358	—	5,148	—

Non-GAAP Selling, general and administrative expenses	$18,411	$15,117	$5,865	$33,528	$11,172

GAAP net loss	$(49,030)	$(7,584)	$(21,075)	$(56,614)	$(37,679)
Gross profit reconciliation	17,921	11,550	936	29,471	1,709
Research and development expenses reconciliation	1,726	1,365	2,916	3,091	3,968
Selling, general and administrative expenses reconciliation	3,900	5,019	1,556	8,919	(125)
Restructuring Charges (7)	4,470	8,395	8	12,865	49
Impairment of goodwill (3)	7,851	—	—	7,851	1,432
Legal settlements (10)	(1,674)			(1,674)
(Gain) loss on investment (9)	—	209	(12)	209	(19)
(Gain) on acquisition (8)	—	(44,784)	—	(44,784)	—

Non-GAAP net loss	$(14,836)	$(25,830)	$(15,671)	$(40,666)	$(30,665)

GAAP basic and diluted net loss per share	$(0.28)	$(0.06)	$(0.32)	$(0.37)	$(0.59)

Non-GAAP basic and diluted net loss per share	$(0.09)	$(0.20)	$(0.24)	$(0.27)	$(0.48)

Shares used in basic and diluted per share computation	174,018	129,969	65,565	152,059	63,708

(1)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(3)	Charges for impairment of goodwill and intangible assets incurred as a result of their carrying value exceeding the fair value. Management believes that these charges are not directly associated with the Company’s core operating performance.

(4)	Software license fees represent an adjustment for prior years’ software usage.

(5)	Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident.

(6)	Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.

(7)	Management believes that restructuring charges are not directly associated with the Company’s core operating performance.

(8)	The preliminary purchase price allocation assigned $48.5 million to gain on acquisition. Subsequently, in accordance with applicable accounting guidance, the preliminary estimate was reduced by $3.7 million as a result of new information received by the Company subsequent to March 31, 2010. Management believes that gain on acquisition is not related to the ongoing business and operating performance of Trident.

(9)	Management believes that (gain) loss on investments are not related to the ongoing business and operating performance of Trident.

(10)	Management believes that legal settlements are not related to the ongoing business and operating performance of Trident.